                            THE COLEMAN COMPANY, INC.
                             1996 STOCK OPTION PLAN
                             ----------------------
                                  (As Amended)



1.   PURPOSE.

     This 1996 Stock Option Plan (the "Plan") is intended to encourage stock ownership by employees of The Coleman Company, Inc. (the "Company") and employees of Affiliated Corporations (as defined in Section 2(a) hereof), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees to remain in the employ of the Company and to put forth maximum efforts for the success of the business. It is further intended that options granted by the Committee (as defined herein) pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to Section 7 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Options granted under the Plan ("Options") may be accompanied by stock appreciation rights ("Rights"), as hereinafter set forth. Rights may also be granted alone.

2.   DEFINITIONS.

     As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

     (b) "Disability" shall mean an inability of an Optionee (as defined herein) to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months.

     (c) "Change of Control" shall mean that any of the following events will be deemed to have taken place:

          (i)  any  "person" (as defined in Section 3(a)(9) of the Securities

               Exchange Act of 1934, as amended (the "Exchange Act"), and as modified in Sections 13(d) and 14(d) of the Exchange Act) other than (A) the Corporation or any of its subsidiaries, (B) any employee benefit plan of the Corporation or one of its subsidiaries, or (C) MacAndrews & Forbes Holdings Inc. or any affiliate thereof (collectively, "MAFCO"), (D) a corporation owned, directly or indirectly, by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a "Person"), becomes a "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange
               Act), directly or indirectly, of securities of the Corporation representing 20% or more of the shares of common stock of the Corporation then outstanding, and such Person's beneficial ownership level then exceeds the percentage of the Corporation's outstanding shares beneficially owned by MAFCO;

          (ii) the consummation of any merger or consolidation of the Corporation or one of its subsidiaries with or into another corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 80% of the combined voting power of the voting securities of the Corporation or the surviving corporation or the parent of such surviving corporation;

         (iii) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

          (iv) a majority of the Board of Directors votes in favor of a decision that a Change of Control has occurred.

     (d   (c)  "Fair Market Value" per share as of a particular date shall mean
               (i) the closing sales price per share of Common Stock (as defined herein) on a specified date which is on or after the date on which a resolution is adopted to expressly grant an Option, or
               (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

     (e) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of such corporations (other than the Company) owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (f) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of such corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (g) "Ten Percent Stockholder" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of its Parent Corporations or Subsidiary Corporations.

3.   ADMINISTRATION.

     The Plan shall be administered by the Management Compensation and Stock Option Committee (the "Committee"), consisting of at least two members of the Board of Directors of the Company (the "Board"), none of whom is or shall have been for at least one year prior to such appointment granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its Affiliates.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Right granted hereunder.

4.4  ELIGIBILITY.

     Options or Rights, or both, may be granted to key employees (including, without limitation, officers and directors who are employees) of the Company or its present or future Affiliate Corporations, except that Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Options and Rights shall be granted and the number of shares to be covered by each Option and any Rights, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an "Optionee."

     An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.   STOCK.

     The stock subject to Options and Rights hereunder shall be shares of the Company's common stock, par value $0.01 per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Options and Rights may be granted from time to time under the Plan shall not exceed 1,000,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 8(h) hereof.

     In the event that any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full or without having been surrendered in full in connection with the exercise of a Right, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options and Rights under the Plan.

6.   INCENTIVE STOCK OPTIONS.

     Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof.

     (a) VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common stock with respect to which Options granted under this Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

     (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent of the Fair Market Value of a share of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five years from the date of grant of such Incentive Stock Options.

7.   NONQUALIFIED STOCK OPTIONS.

     Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

8.   TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the company and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:

     (a)  NUMBER OF SHARES.   Each Option Agreement shall state the number of
          shares of Common Stock to which the Option relates. The maximum number of shares that can be granted to an Optionee in a particular calendar year is 150,000 shares.

     (b) OPTION PRICE. Each Option Agreement shall state the Option Price per share of Common Stock, which, in the case of Incentive Stock Options, shall be not less than one hundred percent of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 8(h) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless a subsequent date is specified in such resolution.

     (c) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part (i) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

     (d) TERM AND EXERCISE OF OPTIONS. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten years from the date of grant of such Incentive Stock Option. The exercise period shall be subject to earlier termination as provided in Section 8(e) and 8(f) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any time as to fewer than one hundred shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred).

     (e) TERMINATION OF EMPLOYMENT. Except as provided in this Section 8(e) and in Section 8(f) hereof, an Option may not be exercised unless the Optionee is then in the employ of (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies or a parent corporation or subsidiary corporation of the corporation described in this Clause 3, and unless the Optionee has remained continuously so employed since the date of grant of the Option. In the event that the employment of an Optionee shall terminate (other than by reason of death, Disability or retirement), all Options of such Optionee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three months after such termination. Nothing in the Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment at any time.

     (f) DEATH, DISABILITY OR RETIREMENT OF OPTIONEE. If an Optionee shall die while employed by the Company or an Affiliate Corporation, or within three months after the termination of such Optionee's employment, or if the Optionee's employment shall terminate by reason of Disability or retirement, all Options previously granted to such Optionee, except those that have previously terminated, or those that have been exercised, may be exercised by the Optionee or by the person or persons to whom the Optionee's rights pass, at any time within one year after the date of death,

          Disability or retirement of the Optionee.

     (g)  NONTRANSFERABILITY OF OPTIONS.  The Options are nontransferable except
          (1) by will or by laws of descent and distribution, or (2) as specifically provided below. The Optionee may transfer Nonqualified Stock Options to members of his or her Immediate Family (as defined below) (any such transferee, "Permitted Transferee") if the Optionee does not receive any consideration for the transfer. "Immediate Family" refers to children, grandchildren, and spouse of the Optionee or one or more trusts solely for the benefit of such family members, or partnerships in which such family members are the only partners. "Affiliate" refers to any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Optionee. Options may be exercised during the lifetime of the Optionee, only by the Optionee, or by the guardian or legal representative of the Optionee or the Permitted Transferee as described in this Section 8(h). The Optionee shall give notice to the Company of any transfer hereunder as soon as practicable following the date of such transfer. Any such Permitted Transferee must agree in writing to be bound by all the provisions of the Option Agreement relating to such transferred option, and the Company must be given a copy of such instrument.

     (h)  EFFECT OF CERTAIN CHANGES.

          (1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and Rights, the number of shares covered by outstanding Options and Rights, THE MAXIMUM NUMBER OF SHARES THAT CAN BE GRANTED TO AN OPTIONEE IN A PARTICULAR CALENDAR YEAR, and the price per share of such Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock.

          (2) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

          (3) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          (4) In the event of a Change of Control (as defined in Section 2(c) above), all previously granted options, except those that have been previously terminated or exercised, become immediately exercisable by an Optionee or an Optionee's transferee.

     (i) RIGHTS AS A STOCKHOLDER. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(h) hereof.

     (j) OTHER PROVISIONS. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitations, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Option, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Options qualifying as Incentive Stock Options, as the Committee shall deem advisable.

     9.   STOCK APPRECIATION RIGHTS.

     (a) GRANT AND EXERCISE. Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

          A Related Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise of termination of the related

          Stock Option exceeds the number of shares not covered by the Right.

          A Related Right may be exercised by an Optionee, in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this
          Section 9. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

     (b) TERMS AND CONDITIONS. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

               (1) Rights which are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Sections 6, 7, 8 and this Section 9 of the Plan; provided, however, that any Related Right shall not be exercisable during the first six months of the term of the Related Right, except that this additional limitation shall not apply in the event of death or Disability of the Optionee prior to the expiration of the six-month period.

               (2) Upon the exercise of a Related Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value as of the date of exercise of one share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares 'in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

               (3) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph (g) of Section 8 of the Plan.

               (4) Upon the exercise of a Related Right, the Option or part thereof to which such Related Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 of the Plan on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Right.

               (5)  [Not used]

               (6) Rights which are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that Free Standing Rights shall not be exercisable during the first six months of the term of the Free Standing Right, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Right prior to the expiration of the six-month period.

               (7) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten years after the date such right is granted.

               (8) Upon the exercise of a Free Standing Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value as of the date of exercise of one share of Common Stock over the price per share specified in the Free Standing Right (which shall be no less than one hundred percent of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of shares in respect to which the Right is being exercised, with the Committee having the right to determine the form of payment.

               (9) Free Standing Rights shall be transferable to the same extent and subject to the same conditions as set forth in
                    Section 8(g) of the Plan.

               (10) In the event of the termination of employment of a recipient of a Free Standing Right, such Right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of an Optionee.

10.  AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES.

     If the Committee shall so require, as a condition of exercise, each Optionee shall agree that

     (a) no later than the date of exercise of any Option or Right granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or Right; and

     (b) the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, Federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option or Right.

11.  TERM OF PLAN.

     Options and Rights may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

12.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board at any time and from time to time may suspend, terminate, modify or amend the Plan. Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option or Right previously granted, unless the written consent of the Optionee is obtained.

13.  APPROVAL OF STOCKHOLDERS.

     The Plan shall take effect upon its adoption by the Board of Directors but shall be subject to the approval of the holders of a majority of the issued and outstanding shares of Common Stock of the Company, which approval must occur within twelve months after the date the Plan is adopted by the Board.

14.  EFFECT OF HEADINGS.

     The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.


August 8, 1997